As filed with the Securities and Exchange Commission on May 19, 2011

Registration No. 333-143337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIQUINT SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3654013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 NE Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

TRIQUINT SEMICONDUCTOR, INC.

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

(Full title of the plan)

Ralph Quinsey

President and Chief Executive Officer

TriQuint Semiconductor, Inc.

2300 NE Brookwood Parkway

Hillsboro, Oregon 97124

503-615-9000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Danielle Benderly

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209-4128

503-727-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, including any associated preferred stock purchase rights, under the TriQuint Semiconductor, Inc. Amended and Restated 1996 Stock Incentive Plan	(1)	(1)	(1)	(1)

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statements with the Securities and Exchange Commission on May 29, 2007 (Registration No. 333-143337) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

The Registrant suspended its Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”) with respect to issuances of new stock option grants thereunder, effective May 5, 2009, and adopted a new plan, the TriQuint Semiconductor, Inc. 2009 Incentive Plan (the “2009 Plan”), effective as of the date the 2009 Plan was approved by the Registrant’s shareholders on May 5, 2009. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2007 (Registration No. 333-143337) (the “Registration Statement”) is hereby amended to provide that up to 2,339,213 shares available for issuance, but not issued or subject to outstanding options, under the 1996 Plan (the “Unissued Option Shares”) are no longer issuable under the 1996 Plan and may now be issued under the 2009 Plan.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1996 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on May 19, 2011.

TriQuint Semiconductor, Inc.

/s/ Steven J. Buhaly
By:	Steven J. Buhaly Vice President of Finance, Secretary and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated below on May 19, 2011.

Signature	Title

/s/ Ralph G. Quinsey Ralph G. Quinsey	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven J. Buhaly Steven J. Buhaly	Vice President of Finance, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)

* Steven J. Sharp	Chairman of the Board

* Charles Scott Gibson	Director

* David H.Y. Ho	Director

* Nicolas Kauser	Director

* Walden C. Rhines	Director

* Willis C. Young	Director

*By /s/ Steven J. Buhaly Steven J. Buhaly, Attorney-in-Fact